UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.__)
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

Bankwell Financial Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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BANKWELL FINANCIAL GROUP, INC.
220 Elm Street
New Canaan, Connecticut 06840
(203) 652-0166
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 31, 2017
NOTICE IS HEREBY GIVEN that the Annual Meeting (the “Annual Meeting”) of Shareholders of Bankwell Financial Group, Inc. (the “Company”) will be held at Woodway Country Club, 540 Hoyt Street, Darien, Connecticut 06820, on Wednesday, May 31, 2017 at 8:00 a.m. for the following purposes:
1.
To elect eleven (11) directors of the Company to serve until the 2018 Annual Meeting of Shareholders or until their successors are elected; and

2.
To ratify the selection of RSM US LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2017 subject to the completion of the accounting firm’s client acceptance procedures; and

3.
To transact such other business as may properly come before the Annual Meeting, including adjourning the Annual Meeting to permit, if necessary, further solicitation of proxies or any adjournment thereof.

The Board of Directors is not aware of any such other business.
Only shareholders of record of outstanding shares of common stock of the Company at the close of business on March 24, 2017 are entitled to notice of, and to vote, at the Annual Meeting or any adjournment or postponement thereof.
A list of the Company’s shareholders will be open to the examination of any shareholder at 220 Elm Street, New Canaan, Connecticut, for any purpose germane to the Annual Meeting, during ordinary business hours, beginning two (2) days after the notice date of the Annual Meeting through the date of the Annual Meeting.
The Company cordially invites all shareholders to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please complete, sign and date the enclosed proxy and return it in the envelope provided. If your shares are held in the name of a broker, only the broker can vote your shares and only after receiving your instructions with regard to the election of Directors. If necessary, please contact the responsible person on your account and instruct him or her to execute a proxy sheet on your behalf.
By Order of the Board of Directors
Blake S. Drexler
Chairman of the Board
New Canaan, Connecticut
April 17, 2017

IMPORTANT: All shareholders are encouraged to attend the meeting. However, in order that there may be sufficient shareholder representation at the meeting, you are urged to sign and mail the enclosed proxy card even though you may plan to attend. Shares represented by proxies received prior to the time of the meeting will be voted as directed by the shareholders on their respective proxy cards. If you are present in person you may, if you wish, revoke the proxy and vote personally on all matters brought before the meeting.
Your prompt action in sending in your proxy will be greatly appreciated. A self-addressed postage paid envelope is provided for your use.
We would appreciate notice of your plan to attend the meeting in person so that we may be certain to accommodate those who come. Please so indicate on the enclosed proxy card if you plan to attend in person.
Important notice regarding the availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 31, 2017. Our Proxy Statement and Annual Report to Shareholders on form 10-K are also available online at http://www.mybankwell.com.

This is not a program sponsored by Woodway Country Club.

BANKWELL FINANCIAL GROUP, INC.
220 Elm Street
New Canaan, CT 06840
(203) 652-0166

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 31, 2017

The enclosed proxy is solicited by the Directors of Bankwell Financial Group, Inc. (the “Company”) for use at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at Woodway Country Club, 540 Hoyt Street, Darien, Connecticut 06820, on May 31, 2017, at 8:00 a.m. and at any adjournments thereof. The matters to be considered and acted upon at such meeting are referred to in the preceding notice and are more fully discussed below. The approximate date on which this proxy statement and the accompanying form of proxy card will first be sent to shareholders is April 17, 2017.
In addition to solicitation by mail, directors, officers and employees may solicit proxies personally or by telephone or facsimile. The Company may also request brokers, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of stock held of record as of March 24, 2017, and will reimburse such persons for reasonable expenses incurred in forwarding such material. The cost of solicitation will be borne by the Company.
All properly executed, unrevoked proxy cards received pursuant to this solicitation prior to the close of voting will be voted as directed therein. Properly executed, unrevoked proxy cards, which do not specifically direct the voting of the shares covered thereby on any matter will be voted in the affirmative on such matter(s). Any proxy given pursuant to this solicitation may be revoked in writing by the shareholder at any time prior to the voting of the proxy by notifying Penko Ivanov, Bankwell Financial Group, Inc., 220 Elm Street, New Canaan, Connecticut 06840.
The persons named on the proxy card (to be signed and returned) to act as proxies at the Annual Meeting are: Richard Castiglioni, Eric Dale and Todd Lampert, all of whom are Directors of the Company and residents of Connecticut. If, for any reason, any Director nominee shall become unavailable before the date of the Annual Meeting, discretionary authority will be exercised by the above-named persons to vote the proxy cards for the election of such other person(s) as the Board of Directors shall determine. The holders of a majority of the outstanding shares of stock, present at the Annual Meeting in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.
Who Can Vote
You will be entitled to vote your shares of Bankwell common stock at the Annual Meeting if you were a shareholder of record at the close of business on March 24, 2017. As of that date, there were 7,633,386 shares of common stock outstanding and entitled to vote at the meeting. You are entitled to one vote on each proposal voted on at the meeting for each share of common stock that you held on March 24, 2017. There is no cumulative voting.
If you are the record holder of your shares, you may vote your shares by marking, signing and dating the enclosed proxy card and returning it in the enclosed postage paid envelope. If you are the shareholder of record, you may also vote your shares via telephone or internet in accordance with the instructions set forth on the enclosed proxy card, or in person at the Annual Meeting. Returning a proxy card will not prevent you from voting your shares in person if you attend the Annual Meeting.
How to Vote Shares Held by a Broker, Bank or Other Nominee
If your shares are held through a broker, bank or other nominee, you may vote your shares by marking, signing and dating the voting instruction form provided to you by your broker, bank or other nominee. To be able to vote shares not registered in your own name in person at the Annual Meeting, you will need appropriate documentation from the record holder of your shares. If you hold your shares in street name through a broker or bank you may only vote in person or change your vote in person if you have a legal proxy in your name from Broadridge Financial Solutions, formerly ADP, or your broker or bank.

If you are the beneficial owner of shares held in “street name” by a broker and you do not give instructions to the broker on how to vote your shares at the Annual Meeting, then the broker will be entitled to vote the shares with respect to “discretionary” items, but will not be permitted to vote the shares with respect to “non-discretionary” items (in which case, the shares will be treated as a “broker non-vote”). The ratification of the selection of RSM US LLP as the Company’s independent registered public accountants subject to the completion of the accounting firm’s client acceptance procedures (Proposal 2) is considered to be a discretionary item and your broker will be able to vote on that item even if it does not receive instructions from you. The other proposal to be considered at the Annual Meeting, election of directors, is a “non-discretionary” item. If you do not instruct your broker how to vote with respect to this item, your broker may not vote your shares with respect to this item.
An abstention is a decision by a shareholder to take a neutral position on a proposal being submitted to shareholders at a meeting. A proxy card marked as abstaining with respect to a proposal will be counted for quorum purposes, but will not be counted as a vote cast, and therefore will have no effect on the vote.
Broker non-votes are also counted in determining the number of shares represented for the purpose of determining whether a quorum is present at the Annual Meeting, provided that there are discretionary items to be acted upon at a shareholders’ meeting such as here with the ratification of the independent registered public accounting firm.
Votes Required
The number of votes required to approve the proposals that are scheduled to be presented at the meeting is as follows:
Proposal	Required Vote
1. Election of 11 directors	For each nominee, a plurality of the votes cast for such nominee.
2. Ratification of the selection of the Company’s independent registered public accountants subject to the completion of the accounting firm’s client acceptance procedures	A majority of the votes cast on the proposal.
Shareholders’ votes will be tabulated by the person appointed by the Board of Directors to act as inspector of election for the annual meeting from Computershare.

PROPOSAL 1 —
ELECTION OF DIRECTORS
The Certificate of Incorporation of the Company provides that the number of directors shall not be less than six (6) or more than sixteen (16) and permits the exact number to be determined from time to time by our board of directors. Eleven (11) of our current directors have been nominated for election to serve until the next Annual Meeting and until their successors are elected and qualified. Frederick R. Afragola, founder of the Bank and a director since 2001, has determined not to be re-nominated for personal reasons.
There are no arrangements or understandings between any director, or nominee for directorship, pursuant to which such director or nominee was selected as a director or nominee.
The following table sets forth the names and certain information about each nominee for director.
Name	Age	Position with Bankwell Financial Group, Inc.	Position with Bankwell Bank	Director of the Company Since
George P. Bauer	85	Director	Director	2012
Gail E.D. Brathwaite	57	Director	Director	2017
Richard Castiglioni	65	Director	Director	2013(2)
Eric J. Dale	52	Director	Director	2008(3)
Blake S. Drexler	59	Director	Director	2007(1)
James A. Fieber	62	Director	Director	2007(1)
Daniel S. Jones	78	Director	Director	2007(1)
Todd Lampert	53	Director and Corporate Secretary	Director	2007(1)
Victor S. Liss	80	Director	Director	2008(3)
Carl M. Porto	74	Director	Director	2015
Christopher R. Gruseke	56	Director, President and Chief Executive Officer	Director, President and Chief Executive Officer	2015(4)

(1)
Director of The Bank of New Canaan from 2001 – 2013. As indicated above, present director of Bankwell Bank.

(2)
Director of The Bank of New Canaan from 2009 – 2013. As indicated above, present director of Bankwell Bank.

(3)
Director of The Bank of Fairfield from 2008 – 2013. As indicated above, present director of Bankwell Bank.

(4)
Director of The Bank of New Canaan from 2009 – 2011. Director of BNC Financial Group, Inc. from 2009 – 2012.

Recommendation
The Board of Directors recommends that the shareholders vote “FOR” the nominees set forth above.

INFORMATION ABOUT THE BOARD OF DIRECTORS
The principal occupation and business experience for at least the last five years for our director nominees is included below. Unless otherwise indicated, principal occupations shown for each director have extended for five or more years.
George P. Bauer, Director.   Mr. Bauer is the Chairman and Chief Executive Officer of GPB Group, Ltd., a Connecticut based investment banking firm, since 1990. Mr. Bauer spent 31 years with IBM Corp., holding executive positions in marketing, finance and business systems, including Chief Financial Officer positions of several IBM divisions. He has significant experience with community banks, serving both as a director and a shareholder. Mr. Bauer joined our board of directors in 2012. Mr. Bauer’s financial expertise and knowledge of community banks provide valuable knowledge and insight to our board of directors.
Gail E.D. Brathwaite, Director.   Ms. Brathwaite was appointed to an open Director position at the Company and Bank on March 29, 2017. She joined the Company in April 2013 as Chief Operating Officer with over 30 years of experience in the areas of retail banking, mortgage banking operations, IT, human resources and M&A. She left the Company on December 11, 2015, while still performing consulting services. Ms. Brathwaite is President and Chief Executive Officer of G.E.D.B. Consulting, a consulting firm that she worked for from December 11, 2015 until present, and from May 2012 to March 2013. Previously, Ms. Brathwaite was the Executive Vice President and Chief Operating Officer of NewAlliance Bank from 2002 to 2011. Before joining NewAlliance, Ms. Brathwaite was SVP, Director of Branch Administration, Compliance and Loss Control at The Dime Savings Bank in New York. She received her Bachelor of Business Administration degree from Pace University. Ms. Brathwaite provides the Board with over 30 years of experience in executive and operating roles at the company and larger banking institutions.
Richard Castiglioni, Esq., Director.   Mr. Castiglioni is a partner with the law firm Diserio, Martin, O’Connor & Castiglioni in Stamford, Connecticut, founded in 1983. Mr. Castiglioni is a founding partner of his law firm and head of its litigation department. Mr. Castiglioni has represented banks and the FDIC in litigation matters including foreclosures, workouts and loan restructures for more than 30 years. He joined our board of directors in 2013 and served on the board of The Bank of New Canaan since 2009. As an attorney with experience in business matters and representing banks, Mr. Castiglioni provides our board of directors with significant insight regarding potential legal issues and lending opportunities and resolutions.
Eric J. Dale, Esq., Director.   Mr. Dale joined Nielsen PLC (NYSE: NLSN) as its Chief Legal Officer in August 2015. Prior to joining Nielsen, Mr. Dale had been a partner with the law firm Robinson & Cole, LLP in Stamford, Connecticut since 2002. He was a director of a public company, Zerotree Technologies, Inc., from 2000 until its merger with e-Media, LLC in 2002. Mr. Dale joined our board of directors in 2008 and served on the board of The Bank of Fairfield from its organization until its merger with The Bank of New Canaan. Mr. Dale’s experience as a lawyer in private practice and as general counsel provides our board of directors with valuable insight regarding business and legal matters.
Blake S. Drexler, Director, Chairman of the Board.   Mr. Drexler is a portfolio manager with Mariner Capital since 2011. From 2004 – 2011, he was a private equity investor and partner in both 5-Mile Ventures and Great Point Partners, both located in Rowayton, Connecticut. He was previously Managing Director of Derivative Products at Greenwich Capital Markets for 22 years and a member of the Chicago Board of Trade, The Chicago Mercantile Exchange and the Chicago Board Options Exchange. Mr. Drexler joined our board of directors in 2001 and served on the board of The Bank of New Canaan from its organization. He served as Executive Chairman of the Company from August 2014 – February 2015. Mr. Drexler’s financial acumen and experience and his community involvement and leadership skills provide our board of directors with significant knowledge and experience regarding the business and market area of the Bank.
James A. Fieber, Director, Vice Chairman of the Board.   Since 2007, Mr. Fieber has been the managing member of Fiebro Acquisitions, LLC and The Fieber Group, LLC, privately held companies that make strategic investments in real estate and other asset classes for its principal partners and investors. Since 2014, Mr. Fieber is principal partner of Valyrian Capital LLC and general partner of Valyrian Development LLC, a real estate private equity fund. Mr. Fieber also has primary investment responsibility for the Fieber Family Office. In that capacity, Mr. Fieber manages various closely held entities. Mr. Fieber earned a BA from Williams College in 1976 and earned his law degree and MBA from Duke University. Mr. Fieber joined our board of directors in 2007 and served on the board of The Bank of New Canaan since 2001. Mr. Fieber’s financial, legal and business expertise are valuable to our board of directors.
Daniel S. Jones, Director.   Mr. Jones is the president of NewsBank, Inc. since 1972, and he serves on the board of Advanced Technology Services, Inc., where he is Chairman of its Compensation Committee. Mr. Jones previously worked as a staff auditor at Haskins & Sells and Vice President of First National Bank. He joined our board of directors in 2007 and served on the board of The Bank of New Canaan from its organization. Mr. Jones previously served as a founder and director of New Canaan Bank and Trust and was the Chairman of its Compensation Committee and a member of its Loan and Audit Committees from 1978 to 1999. In addition, Mr. Jones was a director of Summit Bank and a member of its Compensation Committee from 1999 to 2002. Mr. Jones’ business acumen and experience provide our board of directors with useful strategic planning tools.
Todd Lampert, Esq., Director and Corporate Secretary.   Mr. Lampert is the founder of and has been the managing member of the law firm of Lampert, Toohey & Rucci, LLC located in New Canaan, Connecticut, since its inception in 1993, where he is the head of the litigation department, representing banks and title companies in construction and real estate matters for over 24 years. From 1985 to 1987, Mr. Lampert was a stock broker with Series 7 and Series 63 licenses. He joined our board of directors in 2007 and served on the board of The Bank of New Canaan from its organization. Mr. Lampert’s legal and community knowledge provide our board of directors with an understanding of legal and community issues.
Victor S. Liss, Director.   Mr. Liss was, from 1992 to 2002, the Vice-Chairman, President and Chief Executive Officer of Trans-Lux Corporation, a public company that is a designer and manufacturer of digital signage display solutions for the financial, sports and entertainment, gaming and leasing markets. From 2002 to 2004, he acted as a consultant to Trans-Lux Corporation. Mr. Liss began his career at Trans-Lux Corporation in 1968, where he served as Treasurer until 1982 and later Chief Financial Officer from 1982 to 1992. Mr. Liss also served as a director of Trans-Lux Corporation from 1988 to 2010. He has served on a number of other boards of public companies and is a certified public accountant and is active in many local professional and charitable organizations. Mr. Liss joined our board of directors in 2008 and was the Chairman of the Board of The Bank of Fairfield from its organization until its merger with The Bank of New Canaan. As a former executive officer of a public company and a certified public accountant, Mr. Liss provides our board of directors with significant experience regarding accounting matters and financial expertise.
Carl M. Porto, Esq., Director.   Mr. Porto is an attorney and Managing Principal in the law firm of Parrett, Porto, Parese & Colwell, Professional Corporation, with offices in Hamden and Guilford. Mr. Porto was formerly on the board of The Bank of New Haven and Citizens Bank of Connecticut and Citizens Bank of Rhode Island. He is a member of the Connecticut Bar Association and the New Haven County Bar Association. He received a B.A. from Boston University and a J.D. from the University of Connecticut School of Law.
Christopher R. Gruseke, President and Chief Executive Officer of the Company and the Bank.   Mr. Gruseke was appointed to these positions and nominated as a director in February 2015. He joined the Company as Chief Strategic Officer in January 2015. He was a founding investor and Director of Bankwell Financial Group’s predecessors, BNC Financial Group, Inc., and The Bank of New Canaan. He brings more than 25 years of capital markets, operations, sales and finance experience to his role at the Company. Most recently, he was a member of the Executive Committee at CRT Capital, a Stamford, Connecticut-based broker/dealer. He also served as Co-Chief Operating Officer and a Member of the Board of Greenwich Capital Markets. Mr. Gruseke earned a B.A. from Williams College and an M.S. from the Stern School of Business at New York University. His familiarity with Bankwell’s market area and finance background are valuable to our Board of Directors.

INFORMATION ABOUT MANAGEMENT
A brief description of the background of each of our executive officers who is not also a director nominee is set forth below. No executive officer has any family relationship, as defined in Item 401 of Regulation S-K, with any other executive officer or director.
Penko Ivanov, Executive Vice President and Chief Financial Officer of the Company and the Bank.   Mr. Ivanov was hired at Bankwell on September 26, 2016 to work with the former CFO, Ernest J. Verrico, Sr. to transition to the CFO position. Mr. Ivanov was appointed as CFO and EVP of the bank and holding company on November 10, 2016. He has more than 24 years of experience in accounting and finance. His more recent roles included CFO for the US Operations of Doral Bank, where he created a scalable finance organization to support the rapid growth of several business units from infancy to $3 billion in assets, and as CFO of Darien Rowayton Bank. He began his career with Ernst & Young and held various accounting/finance positions at PepsiCo, GE Capital and Bridgewater Associates. His experience includes building, improving and overseeing all finance areas, including Controllership, SOX, Treasury, FP&A, as well as internal and external reporting functions. Mr. Ivanov holds MBA and Bachelor Degrees in Accounting and Finance from the University of South Florida and is a certified public accountant. He is also Six Sigma Black Belt certified.
Heidi S. DeWyngaert, Executive Vice President and Chief Lending Officer of the Company and the Bank.   Ms. DeWyngaert is a career banker, with over 35 years of commercial real estate and commercial banking experience. Ms. DeWyngaert joined us in 2004. She previously worked for Webster Bank, where she managed the Fairfield County, Connecticut commercial real estate group. Prior to that, she spent 10 years as Vice President of Commercial Real Estate at First Union National Bank. Ms. DeWyngaert received her undergraduate degree from the University of Rochester and her MBA from American University.
David Dineen, Executive Vice President and Head of Community Banking of the Company and the Bank.   Mr. Dineen joined the Company on July 11, 2016. Mr. Dineen was most recently Senior Vice President and National Market Manager for Capital One Bank. During his 30 year banking career, he previously served as Executive Vice President, Branch Distribution at Capital One, where he was responsible for branch and small business banking for the New York metro market, which included more than 250 branches. Mr. Dineen graduated from Saint Joseph’s College, Standish Maine, with a BS in Accounting and Marketing.
Christine Chivily, Executive Vice President and Chief Credit Officer of the Company and the Bank.   Ms. Chivily joined the Company in April 2013. She has 35 years of experience in banking and real estate finance. She previously served as Risk Manager for the CRE and C&I loan portfolio at Peoples United Bank. Her prior experience also includes 5 years as Director of Freddie Mac’s New England region for multifamily properties and 11 years as Senior Credit Officer at RBS Greenwich Capital. She also has over 10 years’ combined experience in lending, loan administration and workouts at other various banking institutions. Ms. Chivily received her BA from Mt. Holyoke College.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS
The following table sets forth information regarding the beneficial ownership of our common stock as of March 24, 2017 by more than 5% shareholders, each director and each named executive officer listed in the Summary Compensation Table, as well as the number of shares owned by all directors and executive officers as a group.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. Unless otherwise noted, the address for each shareholder listed on the table below is: c/o Bankwell Financial Group, Inc., 220 Elm Street, New Canaan, Connecticut 06840.
The table below calculates the percentage of beneficial ownership of our common stock based on 7,633,386 shares of common stock outstanding as of March 24, 2017. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options or other convertible or exercisable securities held by that person that are currently exercisable or convertible or exercisable or convertible within sixty days of March 24, 2017. However, we did not deem these shares outstanding for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than 1% is denoted with an asterisk (*).
Our directors and executive officers beneficially own 1,707,873 shares of our common stock as of March 24, 2017.
Name and Title	Amount and Nature of Beneficial Ownership(1)	Percent of Class
5% Shareholder:
Endicott Management Company(2) 570 Lexington Avenue New York, NY 10022	689,676	9.03
Wellington Funds(3) c/o Wellington Management Company 280 Congress St. Boston, MA 02210	444,694	5.83
Directors and Executive Officers:
George P. Bauer	403,166(4)	5.28
Gail E.D. Brathwaite	15,000	*
Richard Castiglioni	12,600	*
Eric J. Dale	31,409	*
Blake S. Drexler	233,885(5)	3.06
James A. Fieber	479,488(6)	6.28
Daniel S. Jones	248,364(7)	3.25
Todd Lampert	35,104(8)	*
Victor S. Liss	26,010	*
Carl M. Porto	13,127(9)	*
Heidi DeWyngaert	78,486(10)	1.03
Christopher Gruseke	106,794(11)	1.40
Penko Ivanov	7,890	*
All directors and executive officers as a group (15 persons)	1,707,873	22.37

(1)
Beneficially owned shares include shares over which the named person exercises either sole or shared voting power or sole or shared investment power. It also includes shares owned (i) by a spouse, minor children or by relatives sharing the same home, (ii) by entities owned or controlled by the named person and (iii) by other persons if the named person has the right to acquire such shares within 60 days of the exercise of any right or option. All shares identified above are owned of record individually or jointly or beneficially by the named person.
(2)
Endicott Management Company is a privately owned hedge fund sponsor. Endicott Management Company, in such capacity, may be deemed to have beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) over the shares held by its client accounts.

(3)
Wellington Management Company, LLP (“Wellington Management”) is an investment adviser registered under the Investment Advisers Act. Wellington Management, in such capacity, may be deemed to have beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) over the shares held by its client accounts.

(4)
Includes 153,895 shares held by the Bauer Foundation.

(5)
Includes vested options to purchase 2,788 shares of common stock granted under the 2007 Plan. 58,224 shares are held in trusts over which he serves as trustee.

(6)
Includes vested options to purchase 2,875 shares of common stock granted under the 2007 Plan. 272,586 shares are held in trusts over which he serves as trustee. 5,663 shares are held jointly with spouse.

(7)
Includes vested options to purchase 2,569 shares of common stock granted under the 2007 Plan. 69,494 shares are held jointly with spouse.

(8)
Includes vested options to purchase 5,327 shares of common stock granted under the 2007 Plan. 9,499 shares are held by Mr. Lampert’s wife.

(9)
Includes 4,000 shares held in a pension plan.

(10)
Includes vested options to purchase 17,500 shares of common stock granted under the 2007 Plan. 11,486 shares are held jointly with her spouse.

(11)
Includes 60,794 shares held jointly with spouse.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
Director Qualifications
We believe the current composition of our board of directors reflects and supports our strategic direction and that our directors bring skills, experience, background and commitment that are relevant to and support our key strategic and operational goals. We seek to continue to strengthen our board of directors when we add new members. Community leadership is an important consideration in reviewing and selecting board candidates. Consideration is given to candidates who can provide diversity to our board of directors reflective of the community we serve. Where other criteria in terms of character, skills, experience, track record and commitment are assessed by our Governance Committee, to be equivalent, candidates reflecting such diversity may be given preference. With respect to re-nominations of sitting directors, the Governance Committee and our board of directors considers individual performance as a director and any material changes in the director’s professional or job status, or community involvement. The Governance Committee is also guided in this effort by an annual assessment of our directors. A director may not serve on the board of more than four public companies.
Director Independence
Under the rules of the Nasdaq Stock Market, independent directors must comprise a majority of our board of directors. The rules of the Nasdaq Stock Market, as well as those of the SEC, also impose several other requirements with respect to the independence of our directors. Our board of directors has determined that all of our directors except Mr. Gruseke and Ms. Brathwaite are independent for purposes of the Nasdaq Stock Market rules with respect to board of director composition. Shareholders wishing to communicate directly with the independent members of the board of directors may send correspondence to Bankwell Financial Group, Inc., Attn.: Mr. Blake S. Drexler, 220 Elm Street, New Canaan, Connecticut 06840.
Board Leadership
Our board of directors has appointed Mr. Drexler as Chairman of our board of directors. In prior years, our Chief Executive Officer also served as its Chairman. By having another director serve as chairman, Mr. Gruseke is able to focus his time on running our operations.
Code of Conduct; Code of Ethics
Our board of directors is committed to developing and maintaining effective, transparent, and accountable corporate governance practices. We have adopted Corporate Governance Guidelines as a set of guiding principles which we govern our affairs and the affairs of the Bank. Our Corporate Governance Guidelines address, among other things, the composition and functions of our board of directors, director independence, compensation of directors, management succession and review, board of director committees and selection of new directors. In addition, our board of directors has adopted a Code of Conduct that applies to all of our directors, officers and employees, as well as a separate Code of Ethics for Principal Executive and Senior Financial Officers, including our Chief Executive Officer and Chief Financial Officer. Our Corporate Governance Guidelines, as well the Code of Conduct and Code of Ethics, are available on our website at www.mybankwell.com. Any amendments to the Code of Ethics, or any waivers of its requirements, will be disclosed on our website, as well as any other means required by the Nasdaq Stock Market rules.
Diversity
We have not adopted a formal policy on diversity. Our board of directors will consider diversity when selecting candidates for future board service. When our board of directors determines there is a need to fill a director position, we begin to identify qualified individuals for consideration. We seek individuals who possess skill sets that a prospective director will be required to draw upon in order to contribute to our board of directors, including professional experience, education, and local knowledge. While education and skills are important factors, we also consider how candidates will contribute to the overall balance of our board of directors, so that we will benefit from directors with different perspectives, varying view points and wide-ranging backgrounds and experiences. We view and define diversity in its broadest sense, which includes gender, ethnicity, education, experience and leadership qualities.
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee are or have been an officer or employee of the Company or the Bank. In addition, none of our executive officers serves or has served as a member of the board of directors, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.
Risk Oversight
Risk is an inherent part of the business of banking, including credit risk relating to its loans and interest rate risk related to its entire balance sheet. Our board of directors oversees these risks through the adoption of policies and by delegating oversight to certain committees, including the Audit and Technology Committee, the Loan Committee, and the Asset Liability Committee. These committees exercise oversight by establishing a corporate environment that promotes timely and effective disclosure, fiscal accountability and compliance with all applicable laws and regulations.
Committees of the Company’s Board of Directors
Our board of directors has established standing committees in connection with the discharge of its responsibilities. These committees include the Audit and Technology Committee, the Compensation Committee and the Governance Committee. Our board of directors also may establish such other committees as it deems appropriate, in accordance with applicable law and regulations and our corporate governance documents.
Audit and Technology Committee.   The Audit and Technology Committee assists our board of directors in its oversight of our internal accounting and operational controls and regulatory compliance of the Bank. Among other things, the Audit and Technology Committee mandates include the following:
•
to assist our board of directors with its oversight of the integrity of our financial statements, financial reporting, processes and systems of internal controls regarding finance, accounting and legal and regulatory compliance;

•
to establish qualifications for, select and appoint our independent auditors and internal auditors, pre-approve all audit and non-audit services to be provided, and establish the fees and other compensation to be paid to the independent and internal auditors;

•
to oversee and monitor the independence and performance of our independent auditors and internal auditing function;

•
to provide oversight of our risk management activities by reviewing the accounting, financial reporting and internal controls practices, as well as the Compliance Policy, Compliance Program and Fair Lending Program of the Bank;

•
to establish procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or auditing matters; including confidential, anonymous submissions by employees of concerns regarding accounting, internal controls or auditing matters;

•
to ensure appropriate management action is taken to address existing or potential control issues brought to the attention of the Audit and Technology Committee by personnel, the Company’s internal or independent auditors, or their regulators; and

•
to approve the Audit and Technology Committee report required by the SEC to be included in the annual proxy statement.

The Audit and Technology Committee works closely with management and our independent auditors. Our Chief Risk Officer reports directly to our Audit and Technology Committee Chair. The Audit and Technology Committee has the authority to obtain advice and assistance from, and receive appropriate funding to engage outside legal, accounting or other consultants that it deems necessary to provide advice to the Audit and Technology Committee for any matters related to the discharge of the Audit and Technology Committee’s duties and responsibilities. Our board of directors has adopted a written charter for the Audit and Technology Committee which is available on our website at www.mybankwell.com.
The Audit and Technology Committee currently consists of Messrs. Afragola, Dale, Jones (Chair) and Liss. All members of the Audit and Technology Committee are “independent” members of the Audit and Technology Committee. Messrs. Jones and Liss qualify as “audit committee financial experts.” In 2016, the Audit and Technology Committee met eight times.
Audit and Technology Committee Report
The Audit and Technology Committee meets periodically to consider the adequacy of the Company’s financial controls and the objectivity of its financial reporting. The Audit and Technology Committee meets with the Company’s independent auditors and the Company’s internal auditors, all of whom have unrestricted access to the Audit and Technology Committee.
In connection with this year’s financial statements, the Audit and Technology Committee has reviewed and discussed the Company’s audited financial statements with the Company’s officers and Whittlesey & Hadley, P.C., our independent auditors. We have discussed with Whittlesey & Hadley, P.C, the matters required to be discussed by the Public Company Accounting Oversight Board (United States) (PCAOB) Auditing Standard No. 16, “Communications with Audit Committees”. We also have received the written disclosures and letters from Whittlesey & Hadley, P.C required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”), and have discussed with representatives of Whittlesey & Hadley, P.C their independence.
Based on these reviews and discussions, the Audit and Technology Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K.
Bankwell Financial Group, Inc.
Audit and Technology Committee
Frederick R. Afragola
Eric J. Dale
Daniel S. Jones (Chair)
Victor S. Liss
Compensation Committee.   The Compensation Committee assists our board of directors in its oversight of compensation for all employees, including benefit plans. The Compensation Committee has direct responsibility for executive officer compensation and consideration of risk implications regarding the same. The Compensation Committee also has responsibility for overseeing succession planning and director compensation recommendations. The Compensation Committee’s mandate includes the following:
•
to assist our board of directors in fulfilling its responsibilities with respect to the oversight of the Company’s affairs in the areas of employee compensation plans, policies and programs;

•
to determine specific executive officer (defined as all direct reports to the Chief Executive Officer, or as otherwise identified by our board of directors) compensation and benefits, and to approve and administer all executive officer contracts;

•
to develop and maintain incentive compensation programs that are designed to:

◦
reward high performance, promote accountability and adherence to our values and the code of conduct;

◦
align employee interests with the interests of our shareholders, through the use of equity plans;

◦
attract, develop and retain talented leadership to serve our long-term best interests;

◦
reflect appropriate consideration of current best practices for programs with similar goals and objectives; and

◦
avoid the encouragement of excessive risk-taking arising from our incentive compensation policies and practices, and mitigate material risks as necessary with effective controls and risk management processes;

•
to monitor the performance of our management committee(s) administering any qualified and non-qualified benefit plans; and

•
to produce the Compensation Committee report on executive compensation to be included as part of our annual proxy statement and to review and approve the proxy statement disclosure regarding the presence or absence of material risks in the Company’s compensation policies and practices that are reasonably likely to have a material adverse effect.

Our board of directors has adopted a written charter for the Compensation Committee which is available on our website www.mybankwell.com. The Compensation Committee currently consists of Messrs. Castiglioni, Lampert, Fieber (Chair) and Liss. All members of the Compensation Committee are independent. The Compensation Committee has retained an outside independent compensation consultant, Pearl Meyer & Partners, to provide advice to the Compensation Committee for any matters related to the discharge of the Compensation Committee’s duties and responsibilities. In 2016, the Compensation Committee met nine times.
Governance Committee.   The Governance Committee assists our board of directors in its oversight of corporate governance policies and practices, board composition and director nomination and related matters. The Governance Committee’s mandate includes the following:
•
to oversee the composition of our board of directors and its committees, including developing a nominating process for our board of directors, developing criteria for board of director membership, recruitment of qualified candidates for our board of directors, reviewing and making recommendations to the full board of directors concerning director succession planning, review of our board of directors size, committee structure and assignments of board members to serve on and to chair board of directors committees;

•
to oversee our corporate governance policies and practices including, as appropriate, a board, committee and director assessment process, programs for orientation and continuing education programs for members of our board of directors and other related matters consistent with corporate governance best practices, and compliance with Nasdaq corporate governance rules if necessary; and

•
to regularly review the scope and conduct of our board of director meetings and the scope and content of information supplied to our board of directors, and to make recommendations to our board of directors with respect to any enhancements therein. The Governance Committee conducts a director self-assessment process on an annual basis that addresses these and other points.

Our board of directors has adopted a written charter for the Governance Committee which is available on our website www.mybankwell.com. The Governance Committee currently consists of Messrs. Dale (Chair), Fieber, Jones and Lampert. All members of the Governance Committee are independent. In 2016, the Governance Committee met nine times.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table provides information regarding the compensation of our named executive officers for our fiscal years ended December 31, 2016 and 2015. Except as set forth in the notes to the table, all cash compensation for each of our named executive officers was paid by the Bank, where each serves in the capacity indicated below.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Christopher R. Gruseke President and CEO (Company and Bank)(4)	2016	506,923	-0-	-0-	-0-	269,434	-0-	8,157	784,514
	2015	422,308	-0-	757,600	-0-	229,226	-0-	272	1,409,406
Penko Ivanov EVP and CFO (Company and Bank)(5)	2016	70,250	-0-	174,525	-0-	25,259	-0-	1,560	271,594
	2015	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Heidi DeWyngaert EVP and CLO (Company and Bank)	2016	279,066	-0-	-0-	-0-	104,463	-0-	14,201	397,730
	2015	281,246	-0-	-0-	-0-	100,437	-0-	14,451	396,134
Ernest J. Verrico, Sr. EVP and former CFO (Company and Bank)	2016	226,600	-0-	-0-	-0-	69,379	-0-	13,246	309,225
	2015	230,873	-0-	-0-	-0-	82,448	-0-	14,451	327,772

(1)
These amounts represent, for stock awards, the amount for shares granted, and the aggregate grant date fair market value of stock option awards (calculated in accordance with FASB ACS Topic 718) made to the executive officers named above, in all cases pursuant to the Company’s stock plans.

(2)
These amounts represent cash bonus incentives earned for performance in 2016 and 2015 as applicable, pursuant to the Executive Incentive Plan.

(3)
The 2016 amounts listed represent: For Mr. Gruseke, a $7,800 matching contribution made by the Company under the Company’s 401(k) Plan and a $357 life and AD&D insurance premium; for Mr. Ivanov, a $1,500 phone and travel allowance and a $60 life and AD&D insurance premium; for Ms. DeWyngaert, a $6,000 phone and travel allowance, a $7,499 matching contribution made by the Company’s 401(k) Plan, a $357life and AD&D insurance premium, and a $345 BOLI premium; and for Mr. Verrico, a $6,000 phone and travel allowance, a $6,544 matching contribution made by the Company under the Company’s 401(k) Plan, a $357 life and AD&D insurance premium, and a $345 BOLI premium.

(4)
Mr. Gruseke assumed the position of Chief Executive Officer in February 2015 with an initial base salary of  $450,000 per year.

(5)
Mr. Ivanov assumed the position of Chief Financial Officer in November 2016 with an initial base salary of  $275,000 per year.

Outstanding Equity Awards at 2016 Fiscal Year-End
The following table provides information regarding outstanding equity awards held by each of our named executive officers on December 31, 2016. All of the stock options shown in the table below were granted under shareholder approved stock plans. All of the stock options shown in the table below were granted with a per share exercise price equal to the fair market value of our common stock on the grant date. Each of the stock options set forth below vests ratably in annual installments over a period of five years from the grant date, beginning on the first anniversary of the grant date. Heidi DeWyngaert exercised 2,000 options on February 4, 2016 from options granted on March 29, 2006 for an exercise price of  $16.00 per share.

		Option awards			Stock awards
Name	Grant Date	Number of securities underlying unexercised options (#) exercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(4)
Christopher R. Gruseke(1)	2/25/15				20,000	$650,000
Penko Ivanov(2)	9/26/16				7,500	$243,750
Heidi DeWyngaert(3)	1/2/08	4,000	$20.70	1/2/18
	3/26/08	12,000	$20.70	3/26/18
	6/23/09	1,500	$12.64	6/23/19
	11/5/13				1,625	$52,813
	12/9/14				6,764	$219,830

(1)
Mr. Gruseke was awarded 40,000 shares of restricted stock on February 25, 2015. The stock was valued at $18.94 per share and vests in four equal annual installments of 10,000 shares, with the first installment having vested on December 1, 2015 and an additional 10,000 shares to vest on each annual anniversary of the grant date thereafter.

(2)
Mr. Ivanov was awarded 7,500 shares of restricted stock on September 26, 2016. The stock was valued at $23.27 per share and vests over four (4) years as follows: 1,875 shares of common stock on September 26th in each of 2017, 2018, 2019 and 2020.

(3)
Ms. DeWyngaert was awarded 6,500 shares of restricted stock on November 5, 2013. The stock was valued at $16.75 per share and vests over four (4) years as follows: 1,625 shares of common stock on November 5th in each of 2014, 2015, 2017 and 2017. Ms. DeWyngaert was awarded 6,300 shares of restricted stock on December 9, 2014. The stock was valued at $18.99 per share and vests as follows: 1,260 shares on December 1 in each of 2015, 2016, 2017, 2018 and 2019. In December 2014 Ms. DeWyngaert was awarded market performance based restricted stock. In 2016 the Company restructured the performance based restricted stock and as a result 3,978 shares were modified to a time based grant and will vest as follows: 995 shares on December 1 in each of 2016, 2017, 2018 and 2019.

(4)
The closing price market value per share on December 30, 2016 was $32.50 per share.

Employment Agreements
Mr. Gruseke has an employment agreement with the Company and the Bank. Pursuant to the agreement, Mr. Gruseke is the Chief Executive Officer and President of the Company and the Bank. The agreement currently provides for an employment period ending January 5, 2020. Continuing on each anniversary thereof, the term of this Agreement shall be extended for one year until such time as the members of the Board of Directors of the Company (the “Board”) or Mr. Gruseke elects not to extend the term of the Agreement by giving written notice to the other party at least ninety (90) days in advance of January 5 in each year, as applicable. His current annual salary is $550,000 and he is eligible for annual cash incentives with a target of 40% of salary. Mr. Gruseke is eligible for periodic salary increases as determined by the Compensation Committee. Mr. Gruseke is eligible to participate in the Long Term Executive Incentive Compensation Plan. He is also entitled to benefits similar to those provided for other employees and perquisites customary to his role with us. The agreement provides for Change of Control “double trigger” payments (i) in an amount equal to three (3) times his average annual compensation for services rendered that was includible in the Executive’s gross income (partial years being annualized) for the immediately preceding five (5) taxable years (or such shorter period as he was employed) and (ii) the Company will reimburse him for the difference between the monthly COBRA premium paid by him for himself and his dependents and the monthly premium amount paid by similarly situated active executives, for up to two years. The agreement provides for a gross up for 280G purposes if a change of control occurs by December 31, 2019. Pursuant to Mr. Gruseke’s employment agreement, any incentive-based compensation paid to him is subject to clawback pursuant to applicable law, regulation or stock listing requirement.
Mr. Ivanov, our Executive Vice President and Chief Financial Officer, has an employment agreement with the Company and the Bank. The employment agreement has a term currently ending September 26, 2017. We may extend the employment agreement for an additional two year period, and thereafter additional one year periods by providing Mr. Ivanov notice no later than June 1 of each year. His current annual salary is $275,000 and he is eligible for annual cash incentives with a target of 30% of salary. He is eligible for annual salary increases as determined by the Compensation Committee. Mr. Ivanov is eligible to participate in the Long Term Executive Incentive Compensation Plan. He is also entitled to benefits similar to those provided for other employees and perquisites customary to his position at the Company. Mr. Ivanov’s employment agreement also provides for change in control protection consisting of a lump sum payment of two times his annual salary and target bonus plus pro-rated target bonus for the year of termination, plus COBRA reimbursement based on the difference between active participant cost and COBRA cost, if he is terminated by us or our successor without cause or terminates with good reason following a change in control event. The agreement contains change in control limitation provisions with double trigger requirements and such that if the change in control payment to Mr. Ivanov exceeds the limit on such payments pursuant to Internal Revenue Code Section 280G, he shall receive the greatest of the following, whichever gives him the highest net after-tax amount (after taking into account federal, state, local and social security taxes): (i) the 280G Payments or (ii) one dollar less than the amount of the payments that would subject him to the 280G Excise Tax. Pursuant to Mr. Ivanov’s employment agreement, any incentive-based compensation paid to him is subject to clawback pursuant to applicable law, regulation or stock listing requirement.
Ms. DeWyngaert, our Executive Vice President and Chief Lending Officer, has an employment agreement with the Company and the Bank. The employment agreement has a term currently ending December 31, 2018. We may extend the employment agreement for additional one year periods by providing Ms. DeWyngaert notice no later than October 1 of each year. Her current annual salary is $284,322 and she is eligible for annual cash incentives with a target of 30% of salary. She is eligible for annual salary increases as determined by the Compensation Committee. Ms. DeWyngaert is eligible to participate in the Long Term Executive Incentive Compensation Plan. She is also entitled to benefits similar to those provided for other employees and perquisites customary to her position at the Company. Ms. DeWyngaert’s employment agreement also provides for change in control protection consisting of a lump sum payment of two times her annual salary and target bonus plus pro-rated target bonus for the year of termination, plus COBRA reimbursement based on the difference between active participant cost and COBRA cost, if she is terminated by us or our successor without cause or terminates with good reason following a change in control event. The agreement contains change in control limitation provisions such that if the change in control payment to Ms. DeWyngaert exceeds the limit on such payments pursuant to Internal Revenue Code Section 280G, she shall receive the greatest of the following, whichever gives her the highest net after-tax amount (after taking into account federal, state, local and social security taxes): (i) the 280G Payments or (ii) one dollar less than the amount of the payments that would subject her to the 280G Excise Tax. Pursuant to Ms. DeWyngaert’s employment agreement, any incentive-based compensation paid to her is subject to clawback pursuant to applicable law, regulation or stock listing requirement.
Stock Option, Equity Award and Incentive Plans
Officer Incentive Compensation Plan.   On March 30, 2016, our Officer Incentive Compensation Plan or, the Officer Compensation Plan, was approved. The Officer Incentive Compensation Plan is designed to provide cash compensation to our senior management for achieving budgeted profits and for outstanding performance in furthering our financial goals. The Officer Compensation Plan is administered by our Compensation Committee. Awards under the Officer Compensation Plan are normally based upon specific operating results and individual performance. The Compensation Committee reserves the right to amend or adjust payouts. Incentive awards paid under the Officer Compensation Plan are considered taxable income in the year paid. The Officer Compensation Plan includes a “clawback” provision providing for the forfeiture of incentives in the event of material financial restatements.

Equity Plans.   The Company has five equity award plans. Any future issuances of equity awards will be made under the 2012 Plan and/or any new plan adopted by the Company and its shareholders in the future. All equity awards made under the plans are made by means of an award agreement, which contains the specific terms and conditions of the grant, which may include terms relative to vesting, rights upon death, disability or other termination of service, rights upon change in control, acceleration of benefits, transferability and amendments.
On June 25, 2003, the Company’s shareholders adopted the 2002 Bank Management, Director and Founder Stock Option Plan, or the 2002 Plan. Under the 2002 Plan, 152,200 shares were made available to be issued as options. On July 26, 2006, the Company’s shareholders approved the 2006 Stock Option Plan, or the 2006 Plan. Under the 2006 Plan, 47,800 shares were made available to be issued as options. On June 27, 2007, the Company’s shareholders adopted the 2007 Bank of New Canaan Stock Option and Equity Award Plan, or the 2007 Plan, and 165,244 shares were made available for issuance as stock options and restricted stock pursuant to the 2007 Plan. On June 22, 2011, the Company’s shareholders adopted the 2011 BNC Financial Group, Inc. Stock Option and Equity Award Plan, or the 2011 Plan, together with the 2002 Plan, 2006 Plan, 2007 Plan and 2011 Plan, collectively referred to as the Other Plans. Under the 2011 Plan the following number of shares were made available for issuance: (i) 45,000 shares plus (ii) the aggregate number of shares and shares underlying grants that have not been reserved for issuance under the abovementioned plans as of September 1, 2011, plus (iii) any shares previously reserved for issuance under the abovementioned plans that, subsequent to September 1, 2011, pursuant to the terms of the such plans, are shares under grants that remain unexercised at the expiration, forfeiture or other termination of such grant, or are shares pursuant to a Grant that are forfeited or repurchased and thus become available for re-issuance under the abovementioned plans. On September 19, 2012, the Company’s shareholders adopted the 2012 BNC Financial Group, Inc. Stock Plan or the 2012 Plan. On June 26, 2013, the Company’s shareholders adopted an amendment to the 2012 Plan. The Amendment provided for an aggregate number of shares reserved and available for issuance in the amount of an “overhang” of up to 12%. “Overhang” is defined as the aggregate number of grants outstanding but unexercised or unvested under the 2012 Plan and the Other Plans, plus the number of grants available to be granted under the 2012 Plan, divided by the total shares outstanding of the Company. The calculation is made once each year based on the facts available on the prior December 31; the Company’s board of directors can then elect to add to the 2012 Plan each year, up to a maximum 12% overhang.
Administration of the Plans.   The plans are administered by the Compensation Committee of our board of directors, which has significant discretion with respect to the issuance of awards, establishment of award terms and adoption of policies and practices related to the plans.
Share Authorization.   The 2012 Plan authorizes the issuance of options and shares of common stock in relation to the Company’s total “overhang,” as defined above with respect to stock awards. Through December 31, 2016 there were 681,390 options and shares of common stock authorized under the 2012 Plan. Awards not yet made under the Other Plans, or which are forfeited under the Other Plans, may be issued under the 2012 Plan. In connection with recapitalizations, stock dividends, stock splits, combination of shares or other changes in the stock, our Compensation Committee will make adjustments that it deems appropriate in the aggregate number of shares of common stock that may be issued under the 2012 Plan and the terms of outstanding awards. If any options or shares of stock covered by an award granted under the 2012 Plan are not purchased or are forfeited or expire, or if an award otherwise terminates without delivery of any shares of stock subject thereto, or is settled in cash in lieu of shares of stock, then the number of shares of stock counted against the aggregate number of shares of stock available under the 2012 Plan with respect to the award will again be available for making awards under the 2012 Plan. An aggregate of 480,372 shares of common stock remained available for issuance on December 31, 2016.
Stock Options.   The stock options granted under the plans vest pursuant to the individual award agreement. The term of an option cannot exceed 10 years from the date of the grant. If we experience a change of control (as defined in each plan), unless otherwise provided in an award agreement, and subject to a potential roll over of stock options, all stock options become immediately exercisable. Stock options granted under the 2012 Plan do not become immediately exercisable if, as part of the transaction, the successor entity, with the approval of the Compensation Committee, provides for the stock options to roll over and after the transaction will be options for the successor’s shares of capital stock with substantially similar terms and conditions as the outstanding stock options prior to the transaction.

Restricted Stock Grants.   A participant who receives a restricted stock grant will have all the rights of a shareholder as to those shares, including, without limitation, the right to vote and the right to receive dividends on the shares. If we experience a change of control (as defined in each plan), unless otherwise provided in an award agreement, and subject to a potential roll over of restricted stock grants, all restrictions on restricted stock lapse. Restrictions on restricted stock grants awarded under the 2012 Plan will not lapse if, as part of the transaction, the successor entity, with the approval of the Compensation Committee, provides for the restricted stock grants to roll over and after the transaction will be restricted stock grants in the successor’s plan with substantially similar terms and conditions as the outstanding restricted stock grants prior to the transaction. Restricted Stock Units, or RSUs, are rights to receive shares of our common stock or cash based on the value of our common stock at the end of the restriction period, as determined by the Compensation Committee. A grantee of a RSU has none of the rights of a Company shareholder unless and until the shares of our common stock are delivered in satisfaction of such RSUs.
Stock Appreciation Rights.   A participant who receives a stock appreciation right, or a SAR, is entitled to surrender to the Company any then exercisable portion of the SAR in exchange for that number of shares of our common stock, cash, or both having an aggregate fair market value on the date of surrender equal to the product of  (a) the excess of the fair market value of a share of our common stock on the date of surrender over the base price, as determined by the Compensation Committee, which shall be the fair market value of a share of our common stock on the date the SAR was granted, and (b) the number of shares subject to such SAR. SARs may become exercisable in full or in installments according to a vesting, as the Compensation Committee may determine. If we experience a change in control (as defined in each plan), unless otherwise provided in an award agreement, and subject to a potential roll over of SARs, all SARS shall become fully vested and immediately exercisable. SARs granted under the 2012 Plan do not become fully vested and immediately exercisable if, as part of the transaction, the successor entity, with the approval of the Compensation Committee, provides for the SARs to roll over and after the transaction will SARs in the successor’s plan with substantially similar terms and conditions as the outstanding SARs prior to the transaction.
Performance Grants.   The Compensation Committee may award performance grants subject to conditions and attainment of such performance goals over such periods as the Compensation Committee determines. A performance share has an initial value equal to the fair market value of our common stock as determined on the date the performance share is granted. To the extent earned, performance grants may be settled in cash, shares of our common stock or any combination thereof as determined by the Compensation Committee. Performance grants become fully vested upon a change in control (as defined in each plan).
Issued and Exercisable Equity Awards.   As of December 31, 2016, of the 1,055,820 stock awards authorized under the 2002, 2006, 2007, 2011 and 2012 Plans, 332,998 options have been granted to current and former employees, directors and founders of the Bank, and 449,299 shares of restricted stock have been awarded to current or former employees, management and directors. There were 480,372 stock awards available to be issued as of December 31, 2016.
Termination of the 2012 Plan.   In accordance with IRS requirements, the 2012 Plan will terminate upon its tenth anniversary in 2022.
Stock option activity.   Stock option activity during the periods indicated is as follows:
	Year Ended December 31,
	2016	2015	2014	2013	2012
Options Outstanding at beginning of year	195,928	204,793	208,568	272,358	277,558
Granted	—	—	—	—	9,650
Issued Resulting from acquisitions	—	—	61,040	—	—
Forfeited	—	(300)	(4,270)	(4,080)	(14,850)
Exercised	(64,120)	(34,590)	(20,305)	(46,640)	—
Expired	(10,820)	(11,495)	(40,240)	(13,070)	—
Options outstanding at end of period	120,988	158,408	204,793	208,568	272,358

	Year Ended December 31,
	2016	2015	2014	2013	2012
Weighted Average Exercise Price
Granted	$—	$—	$—	$—	$15.00
Issued Resulting from acquisitions	—	—	17.86	—	—
Forfeited	—	15.00	18.32	17.42	13.13
Exercised	17.15	14.47	10.17	10.02	—
Expired	17.85	16.79	17.77	10.00	—
Options outstanding at end of period	18.58	18.12	17.42	16.67	15.23
401(k) Retirement Plan
We maintain a defined contribution 401(k) retirement savings plan for our employees. The 401(k) plan is intended to qualify as a tax-qualified plan under Section 401 of the Internal Revenue Code so that contributions to the plan and income earned on those contributions are not taxable to participants until withdrawn or distributed from the plan. Employees may elect to contribute through salary deductions on a before tax and after tax basis. We provide a discretionary matching contribution, which totaled $226,512 for 2016. Our match is 50% of the first 6% of employee contributions.
Director Compensation
We believe that to successfully recruit and retain talented directors of the caliber needed to effectively direct the Company, our director compensation package should be within the upper 25% of our banking peer group. We consider institutions of similar asset size located throughout Connecticut to be the peer group. Additional public survey data may be consulted to assist us in determining competitive director compensation. We also believe that director compensation should serve to solidify the alignment of the shareholders’ interests with that of our board of directors and relate to our success or the success of us or our affiliates.
We combine Company and Bank boards and committees and pay a combined fee for service on both boards and committees. We pay our directors in part based on the directors’ attendance at our board and committee meetings held throughout the year. During 2016, directors received an annual retainer of $25,000. In addition, directors of the Company and Banks received $750 per board meeting attended and $400 per committee meeting attended. The Chairman of the Audit and Technology Committee of our board of directors received an annual retainer of  $10,000, the Chairman of the Compensation, ALCO, and Governance Committees of our board of directors each received an annual retainer of  $8,000, the Vice Chairman of our board of directors received an annual retainer of  $50,000, and the Chairman of our board of directors of the Company was compensated via vesting of a restricted stock grant from 2014 in lieu of an annual retainer. Mr. Gruseke did not receive any direct remuneration for serving as a director of the Bank or the Company.
This compensation was recommended by the Compensation Committee and approved by our board of directors after careful and extended evaluation and consideration of the recommendation of the independent compensation consultant hired by the Compensation Committee to review our board of directors’ compensation relative its peer group.
We established the BNC Financial Group, Inc. and Affiliates Deferred Compensation Plan for Directors, or the Directors Plan, in 2008. Directors who receive fees are eligible to participate in the Directors Plan. This non-qualified deferred compensation plan is designed to enable non-employee directors to defer receipt of compensation on a tax- advantaged basis. The deferred compensation is paid following retirement except under certain specified circumstances, including a severe financial hardship resulting from illness or accident, loss of property or other similar extraordinary and unforeseeable circumstances. The Directors Plan invests primarily in our common stock, which is purchased by an independent trustee in the open market. The Directors Plan is administered by that independent third party trustee.

The following table sets forth for the year ended December 31, 2016, the compensation paid or awarded by the Company and Bank to each person who was a director on December 31, 2016.
Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)	Total Compensation ($)(2)
Frederick R. Afragola	$51,450	$—	$51,450
George P. Bauer	33,250	—	33,250
Richard Castiglioni	44,050	—	44,050
Eric J. Dale	48,850	—	48,850
Blake S. Drexler(3)	18,250	—	18,250
James A. Fieber	71,500	—	71,500
Daniel S. Jones	49,650	—	49,650
Todd Lampert	54,450	—	54,450
Victor S. Liss	47,650	—	47,650
Raymond W. Palumbo	34,900	—	34,900
Carl M. Porto	32,500	—	32,500
Total	$486,500	$—	$486,500

(1)
Stock awards represent the fair market value on the date of the grant for any grants made during 2016 and excludes any stock vesting from grants made prior to 2016.

(2)
Compensation in the form of perquisites and other personal benefits provided by the Company has been omitted for each director as the total amount of those perquisites and personal benefits for each constituted less than $10,000 for the year ended December 31, 2016.

(3)
In lieu of a 2016 annual retainer, Mr. Drexler vested restricted stock from a 2014 grant that was disclosed in the 2015 proxy statement.

Directors have been and will continue to be reimbursed for travel, food, lodging and other expenses directly related to their activities as directors. Directors are also entitled to the protection provided by the indemnification provisions in our current certificate of incorporation and bylaws, the certificate of incorporation and bylaws of the Bank, as well as individual indemnification agreements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
In addition to the compensation arrangements with directors and executive officers described in “Executive Compensation” above, the following is a description of each transaction since January 1, 2016, and each proposed transaction in which:
•
we have been or are a participant;

•
the amount involved exceeds or will exceed $120,000; and

•
any of our directors, executive officers or beneficial holders of more than five percent of our capital stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

There were/are none.
Ordinary Banking Relationships
Certain of our officers, directors and principal shareholders, as well as their immediate family members and affiliates, are customers of, or have or have had transactions with, the Bank or us in the ordinary course of business. These transactions include deposits, loans and other financial services related transactions. Related party transactions are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to us, and do not involve more than normal risk of collectability or present other features unfavorable to us. As of the date of this proxy statement, no related party loans were categorized as nonaccrual, past due, restructured or potential problem loans. We expect to continue to enter into transactions in the ordinary course of business on similar terms with our officers, directors and principal shareholders, as well as their immediate family members and affiliates.
The aggregate amount of extensions of credit, including overdraft protection, to directors and executive officers, including their immediate families and other associates, was $4.6 million as of December 31, 2016. All of the foregoing indebtedness was due to loans secured by mortgages held on local real estate. All extensions of credit were made in the ordinary course of business on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with others and do not represent more than a normal risk of collectability or present other unfavorable features. We expect to have similar banking transactions in the future on comparable terms and conditions. All of these loans are performing as agreed.
Policies and Procedures Regarding Related Party Transactions
Transactions by the Bank or us with related parties are subject to a formal written policy, as well as regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the FRA and the Federal Reserve Board’s Regulation W (which govern certain transactions by the Bank with its affiliates) and the Federal Reserve Board’s Regulation O (which governs certain loans by the Bank to its executive officers, directors, and principal shareholders). We and the Bank have adopted policies designed to ensure compliance with these regulatory requirements and restrictions.
Our board of directors has adopted a written policy governing the approval of related party transactions that complies with all applicable requirements of the SEC and Nasdaq concerning related party transactions. Related party transactions are transactions in which we are a participant and a related party has or will have a direct or indirect material interest. Related parties include our current and former directors (including nominees for election as directors) and our executive officers, beneficial holders of more than 5% of our capital stock and the immediate family members of these persons. All related party transactions in which the aggregate amount involved will or may be expected to exceed $50,000 in any calendar year are reviewed and approved by the Governance Committee. In determining whether to approve a related party transaction, the Governance Committee will consider, among other factors, the related party’s interest in the transaction, the materiality of the related party transaction to the Company and the related party, whether the transaction with the related party is proposed to be entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party, the purpose of, and the potential benefits to the Company of, the related party transaction, the perceived impact on the independence of a director related party and other information regarding the related party transaction or the related party in the context of the proposed transaction that the Governance Committee deems relevant. Our Related Party Transactions Policy is available on our website. During 2016 the Governance Committee of the board of directors considered that the law firms of which Mr. Castiglioni, Mr. Lampert and Mr.  Porto are partners performed de minimis legal services for the Bank in 2016. In addition, a transaction involving BG Realty, LLC, a company wholly-owned by the adult sons of Mr. Fieber did not compromise his independence (and that the transaction was conducted on fair market terms in accordance with bank regulations). BG Realty assisted the Bank in identifying a bankruptcy purchase opportunity for the Company’s main office, and helped negotiate acceptable terms. The Committee believed the consulting fees paid (below the Related Party Transaction limit) were reasonable under the circumstances and that Mr. Fieber was not going to benefit in the transaction. None of Mr. Castiglioni, Mr. Lampert, Mr.  Porto or Mr. Fieber participated in the discussion regarding their independence.

PROPOSAL 2 —
RATIFY THE SELECTION OF INDEPENDENT AUDITORS
Change in Auditor
On April 7, 2017, our Audit Committee selected a new principal independent accounting firm, effectively dismissing our former principal independent accounting firm, Whittlesey & Hadley, P.C., subsequent to their first quarter 2017 review. The Audit Committee engaged the services of RSM US LLP as our new independent public accounting firm and to audit our consolidated financial statements for the fiscal year ending December 31, 2017 subject to the completion of the accounting firm’s client acceptance procedures. During the years ended December 31, 2015 and 2016, we did not consult with RSM US LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.
During the years ended December 31, 2015 and 2016, there were no disagreements between the Company and Whittlesey & Hadley, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Whittlesey & Hadley, P.C.’s satisfaction, would have caused Whittlesey & Hadley, P.C. to make reference to the subject matter of the disagreement in connection with its reports on our financial statements for such periods. Also, none of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the two most recent years ended December 31, 2015 and 2016.
The audit reports of Whittlesey & Hadley, P.C. on our consolidated financial statements as of and for the years ended December 31, 2015 and 2016 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. We requested Whittlesey & Hadley, P.C. to furnish us with a letter addressed to the Securities and Exchange Commission stating whether they agreed with the above statements. A copy of that letter was filed with the Commission on a Form 8-K filed on April 13, 2017.
One or more representatives of Whittlesey & Hadley, P.C. will be present at the Annual Meeting. These representatives will be provided an opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions from stockholders.
Principal Accounting Firm Fees
Aggregate fees billed to the Company for the fiscal years ended December 31, 2016 and 2015 by the Company’s principal accounting firm are shown in the following table.
	Fiscal Year Ended December 31
	2016	2015
Audit Fees(1)	$162,000	$167,000
Audit Related Fees(2)	28,840	65,705
All Other Fees(3)	38,930	44,150
Total Fees	$229,770	$276,855

(1)
Includes fees for the financial statement audits and quarterly reviews

(2)
For 2016 fees relate to accounting consultations, Form S-4 filings and related consents and benefit plan audit. For 2015 fees relate to accounting consulting related to the Warrant Prospectus, Form S-3 filing and related consents, benefit plan audit and consultations concerning internal control documentation.

(3)
Consists of tax return preparation and tax-related compliance services.

Recommendation
The Board of Directors recommends that the stockholders vote “FOR” the ratification of the selection of RSM US LLP as the Company’s independent registered public accountants subject to the completion of the accounting firm’s client acceptance procedures.

SHAREHOLDER PROPOSALS
Proposals of shareholders to be included in the Company’s 2018 proxy material must be received by the secretary of the Company not less than 120 days before May 31, 2018 (January 31, 2018) if the 2018 annual meeting is, as expected within 30 days of May 31, 2018.
SECTION 16(A) BENEFICIAL OWNERSHIP
REPORTS COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file. During 2016, all reports made by directors and officers (there were no 10% shareholders) were timely filed, except inadvertent late filings by Mr. Gruseke, Mr. Fieber and Mr. Bauer.
OTHER MATTERS
The Board of Directors is not aware of any matters proposed to be brought before the meeting other than the matters described herein. If any other matters are properly brought before the meeting, it is the intention of the persons authorized to vote the proxies to do so in accordance with their judgment in the best interests of the Company with respect to such matters.
BY ORDER OF THE BOARD OF DIRECTORS
Blake S. Drexler
Chairman of the Board
April 17, 2017

Bankwell
FINANCIAL GROUP

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

1. The election of the eleven (11) nominees listed (except as marked to the contrary below):

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - George P. Bauer	☐	☐	02 - Gail E. D. Brathwaite	☐	☐	03 - Richard Castiglioni	☐	☐
04 - Eric J. Dale	☐	☐	05 - Blake S. Drexler	☐	☐	06 - James A. Fieber	☐	☐
07 - Christopher R. Gruseke	☐	☐	08 - Daniel S. Jones	☐	☐	09 - Todd Lampert	☐	☐
10 - Victor S. Liss	☐	☐	11 - Carl M. Porto	☐	☐			

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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1 U P X 3 2 4 7 8 9 2

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